Exhibit 1.2

ABIVAX SA

EQUITY DISTRIBUTION AGREEMENT

November 19, 2024

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As further set forth in this equity distribution agreement (this “Agreement”), Abivax SA, a société anonyme organized under the laws of the French Republic and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Paris under number 799 363 718 (the “Company”), proposes to offer and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, American Depositary Shares (“ADSs”), each representing one of the ordinary shares, nominal value of €0.01 per share, of the Company (the “Ordinary Shares”), and collectively having an aggregate gross sales price not to exceed $150,000,000 (such ADSs to be sold pursuant to this Agreement, the “Placement ADSs”) on terms set forth herein. The Ordinary Shares underlying the Placement ADSs (the “Underlying Shares”) are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated as of October 24, 2023, as may be amended from time to time, among the Company, Citibank, N.A., as the depositary (the “Depositary”), and holders and beneficial holders, from time to time, of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the Placement ADSs. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Placement ADSs issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. Unless the context otherwise requires, each reference to the Placement ADSs herein also includes the Underlying Shares.

Each of the Company and the Agent acknowledges that the Placement ADSs may only be sold in compliance with applicable French law and other applicable law and the limits and conditions set forth in the corporate authorizations of the Company applicable at the time of issuance of the Placement ADSs.

The Placement ADSs will be issued by way of one or more capital increases without preferential rights for existing shareholders reserved to categories of persons under the provisions of Article L. 225-138 of the French Commercial Code, pursuant to the 20th resolution of the Company’s combined general meeting of shareholders held on May 30, 2024 (or any substitute resolutions thereto adopted at a subsequent shareholders’ meeting) (the “20th Resolution”).

The Company hereby confirms its agreement with the Agent with respect to the sale of the Placement ADSs.

1.  Representations and Warranties of the Company.

(a)  The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, each Representation Date (as defined in Section 3(p) below), each date on which a Placement Notice (as defined in Section 2(a)(i) below) is given (each, a “Notice Date”), each date on which Placement ADSs are sold hereunder (each, an “Applicable Time”), and each Settlement Date (as defined in Section 2(a)(ix) below) as follows, except as may be disclosed in the Prospectus on or before such date:

(i) Registration Statement and Prospectus. The Company has filed, or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, including a base prospectus, relating to certain securities, including the Underlying Shares represented by the Placement ADSs, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared or will prepare a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement ADSs (the “Prospectus Supplement”). The Company has furnished, or will furnish, to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement ADSs. Except where the context otherwise requires, such registration statement, as amended when it became, or becomes, effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Underlying Shares, in accordance with Rule 457(o) under the Securities Act. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement ADSs, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (File No. 333-274845) (the “Form F-6”) and a related prospectus for registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective by the Commission under the Securities Act on October 19, 2023. Any reference herein to the Registration Statement, the ADS Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

(ii)  Continuing Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and any Rule 462(b) Registration Statement have been, or will be, declared effective by the Commission under the Securities Act. The Company has complied, or will comply, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form F-3 under the Securities Act. The sale of the Placement ADSs hereunder meets the requirements or General Instruction I.B.1/I.B.5 of Form F-3.

(iii)  No Material Misstatements or Omissions; Compliance with French Law and Regulations. The Prospectus when filed complied, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, and as of each Settlement Date (as defined in Section 2(a)(ix) below), complied in all material respects with the Securities Act, and as of each effective date and each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each of the Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the

Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement which have not been described or filed as required.

All information and other disclosure materials made publicly available by the Company are true, complete and accurate in all material respects, and comply with the requirements of the Regulation (EU) 2017/1129 of June 14, 2017, as amended (the “Prospectus Regulation”), Regulation (EU) No 596/2014 of April 16, 2014 on market abuse, as amended (“MAR”) and applicable French law, including French securities law and the Autorité des Marchés Financiers’ (the “AMF”) general regulation (the “AMF General Regulation”) and guidelines. The Prospectus shall not contain any material information regarding the Company that has not been made available by the Company to the public in France in accordance with applicable French law and regulations.

(iv)  Eligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Placement ADSs contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Placement ADSs contemplated hereby is solely the property of the Company.

(v)  Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a société anonyme with a board of directors (société anonyme à conseil d’administration), under the laws of France, duly registered with the registre du commerce et des sociétés of Paris under number 799 363 718, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus and to enter into, and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The by-laws (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect in all material respects; the purchase and sale of the Placement ADSs pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social), as set forth in the Company’s by-laws (statuts), and are on an arm’s-length basis between the Company, on the one hand, and the Agent and any affiliate through which they may be acting, on the other.

(vi)  Board of Directors of the Company. Each member of the Company’s board of directors (conseil d’administration) has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations and the Company’s by-laws (statuts) and internal regulations.

(vii)  Organization and Good Standing of the Company’s Subsidiaries. Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(viii)  Due Authorization and Execution of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix)  Capitalization. The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus, or (iii) the conversion or exercise, as applicable, of convertible bonds, free shares (actions gratuites or AGA) or warrants (including share warrants (BSA) and founders’ warrants (BSPCE)) referred to in the Registration Statement and the Prospectus). The share capital of the Company, including the Placement ADSs, conforms in all material respects to each description thereof contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The outstanding share capital of the Company has been duly authorized and validly issued and is fully paid, non-assessable and freely negotiable and has been issued in compliance with French law. None of the outstanding Ordinary Shares or ADSs of the Company were issued in violation of applicable preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for, or purchase securities of, the Company that have not been excluded, waived or satisfied. There are no authorized or outstanding options, warrants, preferential subscription rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s convertible bonds, free shares (AGA), founders’ warrants (BSPCE), warrants (BSA) and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options, warrants and rights.

The holders of outstanding Ordinary Shares, as described in the Registration Statement and the Prospectus, are not entitled to preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to acquire the Placement ADSs that have not been waived with respect to the offering of the Placement ADSs in accordance with their terms and all applicable laws; there are no outstanding securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company, except in each case as set forth in the Registration Statement and the Prospectus under the captions “Description of Share Capital” and “Major Shareholders and Related Party Transactions.”

(x)  Due Authorization, Valid Issuance and Non-Assessability of Placement ADSs. On each Settlement Date, the Company will have the power and authority to allot and issue the Underlying Shares on such Settlement Date pursuant to this Agreement without further sanction and consent by any securityholder of the Company. Upon delivery of the Issuance Decision contemplated by Section 2(a)(vii) of this Agreement, the Underlying Shares shall be duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and upon delivery of the relevant depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued and in accordance with Article L.225-138 of the French Commercial Code and the 20th Resolution, fully paid, non-assessable and freely negotiable; and on each Settlement Date, the issuance and sale of the Underlying Shares is not subject to preferential subscription rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been duly excluded, waived or satisfied with respect to the offering of the Placement ADSs in accordance with their terms and all applicable laws. No holder of Placement ADSs will be subject to personal liability by virtue only of its holding of such Placement ADSs. The Underlying Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Placement ADSs, as contemplated by the Deposit Agreement. Upon the sale and delivery of the Placement ADSs, and payment therefor, the Agent or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Placement ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Company will exercise all necessary care to ensure that all the investors belong to the categories provided for by the 20th Resolution.

(xi)  The Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Placement ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Placement ADSs and ADRs will be duly and validly issued, and the persons in whose names the Placement ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; the issuance and sale of the Placement ADSs by the Company and the deposit of the Underlying Shares with the

Depositary and the issuance of the ADRs evidencing the Placement ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any shares of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Shares, Placement ADSs, securities, warrants or rights; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(xii)  Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Placement ADSs.

(xiii)  No Material Adverse Effect. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings business or operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder from that set forth in the Registration Statement and the Prospectus.

(xiv)  Exchange Act Registration and Listing of the ADSs. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq Global Market (the “Exchange”); the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Exchange, nor has the Company received any notification that the Commission or Exchange is contemplating terminating such registration or listing.

(xv)  Absence of Legal or Governmental Proceedings. There are no legal or governmental proceedings (including, without limitation, any action, suit proceeding, inquiry or investigation before, or brought by, the U.S. Food and Drug Administration (the “FDA”), the European Commission or the European Medicines Agency (the “EMA”), the Autorité Nationale de Sécurité du Médicament et des produits de santé (the “ANSM”) or the AMF) pending or, to the Company’s knowledge, threatened, to which the

Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement and the Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xvi)  No Consent or Approval Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Placement ADSs or the issuance and deposit with the Depositary of the Underlying Shares hereunder or the consummation of the transactions contemplated by this Agreement, except for the publication by the regulated market of Euronext Paris (“Euronext”) of a notice (avis) with respect to the listing of the Underlying Shares and (i) such as have been already obtained or as may be required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the rules of the Exchange, state securities laws or the rules of FINRA and (ii) such as have been obtained or will be obtained on the applicable Settlement Date under the laws and regulations of jurisdictions outside the United States in which the Placement ADSs were offered.

(xvii)  Related Party Disclosure. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus, which is not so described. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-38 et seq. of the French Commercial Code, involving the Company or any other person required to be described in the Registration Statement and the Prospectus that have not been described, as required.

(xviii)  Not an Investment Company. The Company is not, and as of the applicable Settlement Date and, after giving effect to the offering and sale of the Placement ADSs and the application of the proceeds thereof as described in each of the Registration Statement and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xix)  Environmental Laws. The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable

Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx)  Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Placement ADSs registered pursuant to the Registration Statement.

(xxi)  Absence of Stabilization or Manipulation. None of the Company or any of its subsidiaries or affiliates has taken, or will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement ADSs or to result in a violation of Regulation M under the Exchange Act or applicable European Union or French laws or regulations, as the case may be. Neither the Company, nor any person acting on its behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Placement ADSs in violation of applicable European Union or French laws or regulation, as the case may be, or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement ADSs. The Company has not taken or omitted to take any action nor will take any action or omit to take any action, which may result in the loss by the Agent of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes the Agent to make adequate public disclosure of information and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(xxii)  No Market Abuse. The Company has complied in all material respects with the applicable provisions of EU Regulation No 596/2014 of April 16, 2014 on market abuse, the delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and none of the allotment of the Placement ADSs, the sale of the Placement ADSs and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any of the Market Abuse Rules, and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(xxiii)  No Material Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement ADSs to repay any outstanding debt owed to any affiliate of the Agent.

(xxiv)  No Ratings. Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(xxv)  No Other Brokers. There are no contracts, agreements or understandings between the Company and any person (other than related to this Agreement) that would give rise to a valid claim against the Company or the Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Placement ADSs.

(xxvi)  No Liquidation. The Company (i) has not ceased its payments (cessation des paiements), (ii) is not subject to or has made an application for the appointment of an ad hoc representative (mandataire ad hoc) or judicial administrator, (iii) is not subject to and has not made an application to enter into a safeguard procedure (procédure de sauvegarde) or accelerated safeguard procedure (procédure de sauvegarde accélérée), (iv) is not subject and has not made an application to enter into a conciliation procedure (procédure de conciliation), (v) is not subject to and has not made an application for the transfer of the whole of the business (cession totale de l’entreprise) and (vi) has not filed notice of judicial reorganization (redressement judiciaire), judicial liquidation (liquidation judiciaire), or voluntary liquidation, and no proceedings under any applicable laws before a court having competent jurisdiction over the Company, which has an analogous effect to any of the proceedings referred to have been initiated or requested.

(xxvii)  No Unlawful Payments. (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or any other applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxviii)  Anti-Money Laundering Compliance. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix)  Sanctions Compliance. (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, the French Treasury or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering and sale of the Placement ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering and sale of the Placement ADSs, whether as agent, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxx)  Exceptions. Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(xxxi)  Valid Title. The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them (other than Intellectual Property, which is addressed by subsection (xxxii) below) which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(xxxii)  Intellectual Property. (i) The Company and its subsidiaries own or have valid and, to the knowledge of the Company, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights (including software related copyrights), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct as described in the Registration Statement or the Prospectus, of their businesses in the manner described in the Registration Statement and the Prospectus (collectively, the “Intellectual Property”); (ii) the patents, trademarks and copyrights (including software related copyrights), if any, included within the Intellectual Property are valid, enforceable and subsisting; (iii) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license to or provide other material consideration to any third party in connection with the Intellectual Property; (iv) neither the Company nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property; (v) to the knowledge of the Company, neither the sale nor use of any of the drug candidates, services or processes of the Company and its subsidiaries referred to in the Registration Statement or the Prospectus do or will, infringe, misappropriate or violate any right or valid patent claim of any third party; (vi) none of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or its subsidiaries or, to the Company’s knowledge, upon any of its or their officers, directors or employees or otherwise in violation of the rights of any persons; (vii) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company or its subsidiaries, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) or any foreign or international patent authority, and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company or its subsidiaries, other than any licensor to the Company or its subsidiaries of such Intellectual Property; (viii) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property; (ix) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in, or to, any Intellectual Property; and (x) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property. The Company and each of its subsidiaries is in compliance with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, as applicable, and all such agreements are in full force and effect.

(xxxiii)  Patents. Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such patent applications have complied with their duty of candor and disclosure to the USPTO, the European Patent Office (the “EPO”), the Institut National de la Propriété Industrielle (the “INPI”) and/or any foreign or international patent authority, as applicable, in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, that were not disclosed to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, that would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. To the Company’s knowledge, all patents and patent applications owned by the Company and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”), all patents and patent applications in-licensed by the Company and filed with the USPTO, the EPO and/or the INPI, as applicable, and any foreign or international patent authority (the “In-licensed Patent Rights”) have been duly and properly filed; the Company believes it has complied with its duty of candor and disclosure to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, for the Company Patent Rights and, to the Company’s knowledge, the licensors of the In-licensed Patent Rights have complied with their duty of candor and disclosure to the USPTO, the EPO, the INPI and/or any foreign or international patent authority, as applicable, for the In-licensed Patent Rights.

(xxxiv)  Open Source Software. (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(xxxv)  Data Privacy and Cybersecurity. (i) For the past six (6) years, the Company and each of its subsidiaries have operated their businesses in a manner compliant (except where such failure to operate or non-compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) with all applicable United States federal, state, local and non-United States privacy (including, but not limited to, the General Data Protection Regulation (EU) 2016/679 and the French Act n°78-17 of 6 January 1978 on Information Technology, Data Files and Civil Liberties), data security and data protection laws and regulations applicable to their collection, use, transfer, protection, disposal, disclosure, handling, hosting, storage, analysis or any kind of processing of personal data; (ii) the Company and each of its subsidiaries have implemented commercially reasonable internal policies and procedures designed to ensure the integrity, confidentiality and security of the data processed in connection with their businesses and complies in all material respects with such approved internal policies and procedures; (iii) the Company and each of its subsidiaries have been, and are presently in compliance in all material respects with commercially reasonable internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and have taken appropriate steps designed to assure compliance with such policies and procedures; (iv) the Company and each of its subsidiaries have taken commercially reasonable steps designed to maintain the confidentiality of its personally identifiable information, health related personal data, consumer and consumer related information and other confidential information of the Company, its subsidiaries and any third parties in its possession (“Sensitive Company Data”); (v) the tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its subsidiaries (the “Company IT Assets”) are, in all material respects, adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement and the Prospectus (vi) the Company and each of its subsidiaries have established commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in France, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its subsidiaries; (vii) the Company and its subsidiaries have not suffered or incurred any security breaches, personal data breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (viii) there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party that has resulted, or would result, in a material adverse effect on the Company and its subsidiaries, taken as a whole; (ix) the Company and its subsidiaries have not been required to notify any individual or authority of any information security breach, personal data breach, compromise or incident involving Sensitive Company Data; and (x) the Company and its subsidiaries have never been subject to a control procedure of data protection authority or to a complaint lodged before a data protection authority.

(xxxvi)  U.S. Food and Drug Administration. The Company (i) is and at all times has been in material compliance with all statutes, rules or regulations of the FDA and other comparable governmental entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any governmental authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any governmental authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA or any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any governmental authority is considering such action; and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxxvii)  Compliance with Health Care Laws. For the past six (6) years, the Company has operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), including, without limitation and in each case to the extent applicable, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all federal, state, local and foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to, 18 U.S.C. §§ 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusions law (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar local, state, federal, or foreign laws including French laws (collectively, the “Health Care Laws”). For the past six (6) years, neither the Company, nor to the Company’s knowledge, any of its officers, directors, employees or agents have engaged in activities, which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice or to the Company’s knowledge other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party and does not have any material ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, neither the Company, nor to the Company’s knowledge, any of its employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xxxviii)  Clinical Trials. The studies, tests and preclinical and clinical trials (collectively, “studies”) conducted by or, to the Company’s knowledge, on behalf of, the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and the rules and regulations of the EMA; the descriptions of the results of such studies contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; the Company has made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. or foreign government or drug or medical device regulatory agency (including, the EMA, the ANSM, or health care facility Institutional Review Board or any other governmental or regulatory authority to which they are subject) and, the Company has not received any notices or correspondence from the FDA or any governmental body, agency or court requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to the Agent.

(xxxix)  No Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xl)  Insurance. The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in France, and all such insurance is in full force and effect, except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire or to obtain comparable coverage from similar institutions, as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xli)  Governmental Licenses. The Company and each of its subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company and its subsidiaries), except where the failure so to possess would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xlii)  Financial Statements; Non-IFRS Measures. The financial statements included in each of the Registration Statement and the Prospectus, together with the notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standard Board applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s financial statements. The other financial information included in each of the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources. All disclosures contained in the Registration Statement and Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required.

(xliii)  Auditor Independence. PricewaterhouseCoopers Audit, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission and incorporated by reference in each of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) an independent statutory auditor with respect to the Company as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(xliv)  Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”) that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company (taking into account all exemptions and phase-in periods provided under the Jumpstart Our Business Startups Act and otherwise under applicable law).

(xlv)  Internal Controls. The Company and each of its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to do so under applicable law); and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xlvi)  Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xlvii)  Critical Accounting Policies. The section entitled “Critical Accounting Estimates” incorporated by reference in the Registration Statement and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

(xlviii)  No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Placement ADSs contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(xlix)  Taxes. The Company and each of its subsidiaries have timely and duly filed all federal, state, local and non-United States tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by IFRS have been created in the financial statements of the Company) and all penalties and interest relating thereto, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or its subsidiaries is under audit by any governmental authorities, and none of them has received written notice of any pending or, to the Company’s knowledge, threatened audit other than with respect to routine tax audits which the Company does not reasonably believe would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l)  Emerging Growth Company. From the time of initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(li)  Dividends and Other Distributions. Under the current laws and regulations of France, all dividends and other distributions declared and payable on the share capital of the Company in cash may be freely remitted out of France and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in France; and except as disclosed in each of the Registration Statement and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of France.

(lii)  No Taxes or Fees Due Upon Issuance. Except as disclosed in the Registration Statement and the Prospectus, no documentary, stamp, registration, transfer, withholding or other tax and duties (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) are payable by or on behalf of the Agent, investors acquiring the Placement ADSs, the Company or any of its subsidiaries in France or to any taxing authority thereof or therein in connection with (i) (i) the issuance and delivery of the Placement ADSs (or the ADRs evidencing the Placement ADSs) under this Agreement, (ii) the deposit with the Depositary of the Underlying Shares against issuance by the Depositary of the ADRs evidencing the Placement ADSs, (iii) the issuance and delivery of the Placement ADSs (or the ADRs evidencing the Placement ADSs) by the Depositary to or for the account of the Agent, or (iv) the purchase and the initial sale and delivery by the Agent of the Placement ADSs, as the case may be, as contemplated herein.

(liii)  Not a Passive Foreign Investment Company. Based on the current and anticipated value of its assets and the nature and composition of its income and assets, the Company believes that it was not a “passive foreign investment company” for U.S. federal income tax purposes for the taxable year ended December 31, 2023.

(liv)  Proper Form; Enforceability. Each of this Agreement and the Deposit Agreement is in proper form under the laws of France for the enforcement thereof against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any stamp or similar tax in France be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies.

(lv)  Total Number of Shares. Prior to the entry into force of the Regulation (EU) No 2024/2809 of the European Parliament and of the Council of 23 October 2024 amending Regulations (EU) 2017/1129, (EU) No 596/2014 and (EU) No 600/2014 to make public capital markets in the Union more attractive for companies and to facilitate access to capital for small and medium-sized enterprises (the “Listing Act”), the total number of Underlying Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Ordinary Shares that have been admitted to trading on the regulated market of Euronext over the same 12 month period on the basis of Article 1, paragraph 5.a) of the Prospectus Regulation, less than 20% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Shares is requested, and no prospectus is required for such admission to trading in France. As from the entry into force of the Listing Act, the total number of Underlying Shares issued pursuant to this Agreement over a 12-month rolling period represents, once issued and together with all the other Ordinary Shares that have been admitted to trading on the regulated market of Euronext over the same 12 month period on the basis of Article 1, paragraph 5.a) of the Prospectus Regulation (as amended by the Listing Act), less than 30% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Shares is requested, and no prospectus is required for such admission to trading in France.

(lvi)  Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(lvii)  Recognition of Judgments. The courts of France would recognize as a valid judgment any final monetary judgment obtained against the Company in connection with this Agreement in the courts of the State of New York having competent jurisdiction in respect of this Agreement (the “U.S. Judgment”), provided that such French court is provided with both a certified copy and a translation into French (by a sworn translator) of the U.S. Judgment and other relevant documents and determines that the requirements developed by French case law for the enforcement of foreign judgments, in the absence of any multilateral or bilateral treaty between the United States and France on the recognition and enforcement of foreign judgments, are satisfied, in particular that:

(i)	such U.S. judgment is enforceable within the State of New York, according to the laws of the State of New York;

(ii)

such U.S. judgment was rendered by a court having jurisdiction over the matter as the dispute has a clear connection with such court (i.e., there was no international forum shopping), the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the dispute;

(iii)

such U.S. judgment does not contravene French international public policy rules (“ordre public international français”), both pertaining to the merits (“ordre public international français de fond”) and to the procedure of the case, including fair trial rights (“ordre public international français de procédure”);

(iv)

such U.S. judgment is not tainted with fraud under French law (i.e., the parties did not submit the dispute to the court in order to maliciously avoid the application of a foreign law, including in particular French law); and

(v)

such U.S. judgment does not conflict with a French judgment or a foreign judgment that has become effective in France, and there are no proceedings initiated prior to the time the enforcement of the judgment is sought having the same or similar subject matter as such U.S. judgment and still pending before French courts at that time and no such proceedings are filed before French courts after the enforcement proceedings have been initiated.

(lviii)  No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of France. The irrevocable and unconditional waiver and agreement of the Company contained in Section 13(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of France.

(lix)  Submission to Jurisdiction. Subject to the rules governing international lis alibi pendens under French private international law, the choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under French law and will be upheld as a valid submission to jurisdiction under French private international law in any action or proceeding before a competent French court. The Company has the power to submit, and pursuant to Section 14 of this Agreement and Section 7.6 of the Deposit Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14), and has the power to designate, appoint and empower, and pursuant to Section 14), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(lx)  Offering Material. The Company has not distributed and prior to any Settlement Date, will not distribute any offering material in connection with any Placement (as defined in Section 2(a)(i) below), other than any preliminary prospectus, the Prospectus, and any Permitted Free Writing Prospectus to which the Agent has consented.

(lxi)  No Legal, Accounting or Tax Advice. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement ADSs.

(lxii)  Certificate as Representation and Warranty. Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel in connection with the offering of the Placement ADSs shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(lxiii)  eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.  Purchase, Sale and Delivery of Placement ADSs.

(a)  At-the-Market Sales. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to offer and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Placement ADSs on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement ADSs, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement ADSs for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement ADSs as required under this Section 2.

(i)  Each time that the Company wishes to issue and sell the Placement ADSs hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement ADSs to be sold, which shall at a minimum include the number of shares of Placement ADSs to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement ADSs that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1; provided, however, that in no event may the Company deliver a Placement Notice to the extent that (I) the sum of (x) the aggregate sales price of the Placement ADSs to be sold by the Agent pursuant to any Issuance Decision (the “Issuance Amount”) under any given Placement Notice, plus (y) the aggregate Issuance Amount of all Placement ADSs issued under all previous Placement Notices effected pursuant to this Agreement, would exceed the Maximum Amount; and (II) prior to delivery of any Placement Notice, the period set forth for any previous Placement Notice shall have expired or been terminated. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iv) of this Agreement, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement ADSs have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iv) below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7, provided that the Placement Notice complies with (i) the Maximum Amount, (ii) the other terms provided for herein, and (iii) French law and applicable corporate authorizations of the Company. The amount of any commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement ADSs shall be calculated in accordance with the terms set forth in Section 2(a)(vi) below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement ADSs unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control. For the purposes hereof, “Trading Day” means any day on which the Company’s Placement ADSs are purchased and sold on the principal market on which the Placement ADSs are listed or quoted.

(ii)  Each purchaser of Placement ADSs shall provide to the Agent, no later than the Trading Day on which Placement ADSs are sold to such purchaser pursuant to this Agreement, an executed investor letter (each, an “Investor Letter”) in substantially the form attached as Exhibit A to Schedule 1 hereto, which form shall be delivered by the Agent to each prospective purchaser of Placement ADSs hereunder, and the Agent shall not sell Placement ADSs to any purchaser who shall not have delivered such Investor Letter.

(iii)  The Placement ADSs are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Exchange (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time). The gross sales price of the Placement ADSs sold under this Section 2(a) shall be the market price for the Company’s Placement ADSs sold by the Agent under this Section 2(a) at the time of such sale.

(iv)  Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Placement ADSs if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Placement ADSs, whereupon the Agent shall so suspend the offering of Placement ADSs until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Placement ADSs sold hereunder prior to the giving of such notice. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement ADSs will take place, (ii) the Company shall not request the sale of any Placement ADSs, and (iii) the Agent shall not be obligated to sell or offer to sell any Placement ADSs. The Agent will notify the Company of the bids received for Placement ADSs in compliance with the terms of the Placement Notice (an “Agent Notification”) (such Agent Notification may be by email to the individuals from the Company set forth on Schedule 2). Such Agent Notification shall contain the price at which the Placement ADSs would be purchased, if sale conditions are accepted by the Company, the counterparty/parties bidding for such Placement ADSs and the number of Placement ADSs to be placed with such counterparty/parties and shall be accompanied by an email confirmation, in the form set forth in Schedule 5 hereto, of a representative of each bidding party confirming that such bidding party falls within one of the categories identified in the Investor Letter.

(v)  Subject to the terms of the Placement Notice, the Agent may sell the Placement ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through an Exchange, provided that such sales are made within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Placement Notice and any requirements under French law described therein. Subject to the terms of any Placement Notice, the Agent may also sell Placement ADSs in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company, provided that such sales are made within the limits and conditions set forth by the corporate authorizations of the Company, which shall be specified in the Placement Notice and any requirements under French law described therein.

(vi)  The compensation to the Agent for sales of the Placement ADSs, as an agent of the Company, shall be up to 3.0% of the gross sales price of the Placement ADSs sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and reimbursement of expenses that the Agent may be entitled to pursuant to Section 3(g), shall constitute the net proceeds to the Company for such Placement ADSs (the “Net Proceeds”).

(vii)  Following the receipt of an Agent Notification provided for in Section 2(a)(iv) and no later than 4:00 p.m. (Eastern Time) on the Trading Day on which the Company desires to sell Placement ADSs, the Company shall issue a decision of the Chief Executive Officer of the Company in the form set forth in Schedule 4 hereto (the “Issuance Decision”), acting upon delegated authority, reflecting the Company’s decision to issue the Underlying Shares to be represented by the Placement ADSs, allocated, and at such price, as set forth in the Agent Notification to the Company provided in Section 2(a)(iv), subject to settlement on the relevant Settlement Date, it being specified that for each issuance of Placement ADSs the equivalent in Euro of the gross sales price will be set by the Chief Executive Officer of the Company based upon the U.S. Dollar-Euro exchange rate, as published by the European Central Bank on that date and within the price limits set forth in the 20th Resolution.

(viii)  The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2), no later than 11:59 p.m. (Eastern Time) on the Trading Day on which it has made sales of Placement ADSs hereunder, setting forth the identity of each purchaser, the number of Placement ADSs sold on such day, the price of the Placement ADSs sold, in each case, consistent with the Issuance Decision, as well as the corresponding Issuance Amount and the Net Proceeds payable to the Company.

(ix)  A “Settlement Date” shall mean the second full business day following the date on which such Placement ADSs are sold as set forth in the Placement Notice, or at such other time and date as the Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. At or prior to 3:00 p.m. C.E.T. on the date prior to each Settlement Date, the Agent will deliver the gross sales price to an account designated by the Company in the Placement Notice, which account shall be held at Uptevia, as transfer agent and registrar of the Company, or such other transfer agent and registrar as the Company may specify in a Placement Notice (the “Registrar”). No later than on 9:00 am C.E.T. on the business day prior to a Settlement Date, the Company shall have taken all actions to be taken by the Company, including providing the Registrar with all notices and the Issuance Decision delivered as provided for by Section 2(a)(vii) that are required in connection with the issuance of the depositary certificate (certificat du dépositaire) referred herein. On the business day prior to each Settlement Date, the Registrar shall send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying Shares for the Placement ADS and for credit thereof no later than on the Settlement Date in a securities account opened in the name and on behalf of the Company in the books of the Registrar. No later than 11:00 am C.E.T. on a Settlement Date, the Registrar shall then issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the issuance of the Underlying Shares for the Placement ADS, and shall deliver such certificate to the Company. On each Settlement Date, as soon as practicable after issuing the relevant depositary certificate (certificat du dépositaire), (i) the Registrar shall deliver the Underlying Shares for the Placement ADS to the custodian for the Depositary, and (ii) the Company will instruct the Depositary to, electronically transfer the Placement ADS by crediting the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one business day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit/ and Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Placement ADSs in all cases shall be freely tradeable, transferable, registered securities in good deliverable form. On each Settlement Date, the Company shall pay, or cause the Registrar to pay, to the Agent the Sales Commission due to the Agent in respect of the Issuance Amount of the Placement ADS settled. The aforementioned Sales Commission shall be paid on the Settlement Date by the Registrar to the Agent as soon as possible after issuance of the depositary certificate (certificat du dépositaire). The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Ordinary Shares on a Settlement Date (other than due to the default of the Agent), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, (ii) reimburse the Agent for any losses incurred by the Agent attributable, directly or indirectly, to such default and (iii) pay to the Agent any commission or other compensation to which the Agent would otherwise have been entitled absent such default.

(b)  Maximum Amount. Under no circumstances shall the aggregate number or aggregate value of the Placement ADSs sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of Placement ADSs available for issuance and sale under the currently effective Registration Statement (including any limit set forth in General Instruction I.B.5 thereof, if applicable), (ii) the dollar amount of the nominal value of the Ordinary Shares available to be issued pursuant to the 20th Resolution, (iii) the aggregate number or aggregate dollar amount of ADSs for which the Company has filed any Prospectus Supplement in connection with the Placement ADSs or (iv) (A) prior to the entry into force of the Listing Act, the number of Underlying Shares corresponding to 20% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Shares is requested less the Underlying Shares issued over a 12-month rolling period together with all the other Ordinary Shares that have been admitted to trading on Euronext over the same 12-month period on the basis of Article 1 paragraph 5.a) of the Prospectus Regulation or (B) after the entry into force of the Listing Act, the number of Underlying Shares corresponding to 30% of the total number of Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Shares is requested less the Underlying Shares issued over a 12-month rolling period together with all the other Ordinary Shares that have been admitted to trading on Euronext over the same 12-month period on the basis of Article 1 paragraph 5.a) of the Prospectus Regulation as amended by the Listing Act (the lesser of clauses (i), (ii), (iii) and (iv), the “Maximum Amount”).

(c)  No Association or Partnership. Nothing herein contained shall constitute the Agent as an unincorporated association or partner with the Company.

(d)  Duration. Under no circumstances shall any Placement ADSs be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(e)  Market Transactions by Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell Placement ADSs for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement ADSs purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent. The Company consents to the Agent trading in the Placement ADSs for the account of any of its clients at the same time as sales of the Placement ADSs occur pursuant to this Agreement.

3.  Covenants of the Company. The Company covenants and agrees with the Agent as follows:

(a)  Amendments to Registration Statement and Prospectus. After the date of this Agreement and during any period in which a Prospectus relating to any Placement ADSs is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company agrees that it will: (i) notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Placement ADSs, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Placement ADSs has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon the Agent’s reasonable request in consultation with the Agent, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Placement ADSs by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement ADSs or a security convertible into the Placement ADSs unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to a Placement or other transaction contemplated hereunder, and (C) the only remedy that the Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection shall be to cease making sales under this Agreement); (iv) furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)  Stop Order. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)  Continuing Amendments. During any period in which a Prospectus relating to the Placement ADSs is required to be delivered by the Agent under the Securities Act with respect to any Placement or pending sale of the Placement ADSs, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement ADSs during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)  Qualification of the Placement ADSs. The Company shall take or cause to be taken all necessary action to qualify the Placement ADSs for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement ADSs, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement ADSs for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  Copies of Registration Statement and Prospectus. The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)  Section 11(a). The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(g)  Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including share or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Placement ADSs, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Placement ADSs, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) all fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Placement ADSs for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Agent shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and fees and disbursements of the Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Placement ADSs, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Placement ADSs, and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for herein. In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of the Agent’s counsel incurred by Agent in connection with this Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement; provided that such fees and disbursements shall not exceed: (A) $135,000 in connection with the filing of the initial Prospectus Supplement pursuant to this Agreement, and (B) $28,500 for each quarter subsequent to the quarter in which the initial Prospectus Supplement was filed.

(h)  Use of Proceeds. The Company will apply the net proceeds from the sale of the Placement ADSs in the manner set forth in the Prospectus.

(i)  Restrictions on Future Sales. During the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Placement ADSs sold pursuant to such Placement Notice, the Company will not, without the Agent’s prior written consent, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Ordinary Shares or ADSs (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Ordinary Shares or ADSs or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Ordinary Shares or ADSs, or permit the registration under the Securities Act of any Ordinary Shares or ADSs, such securities, options or rights, except for: (i) the registration of the Placement ADSs and the sales through the Agent pursuant to this Agreement, (ii) sales of shares through any dividend reinvestment and share purchase plan of the Company, (iii) issuance of restricted shares, restricted share units and options granted pursuant to employee benefit plans existing as of the date hereof, and the Ordinary Shares issuable upon the exercise of such outstanding options or vesting of such restricted share units, (iv) the issuance of shares pursuant to the exercise of warrants (including share warrants (BSA) and founder’s warrants (BSPCE)) or the exchange or conversion of convertible bonds, and (v) modification of any outstanding options, warrants of any rights to purchase or acquire Ordinary Shares or ADSs.

(j)  No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Ordinary Shares or ADSs or any other security of the Company to facilitate the sale or resale of the Placement ADSs, (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its subsidiaries or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation. The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k)  Disclosure. During the term of this Agreement, the Company will publish, by way of press release or, by any other means, in compliance with European and French laws and regulations, including, but not limited to, MAR and the AMF General Regulation, any information which would be required due to the existence of this Agreement.

(l)  No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(m)  Timely Securities Act and Exchange Act Reports. During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(n)  Internal Controls. The Company and its subsidiaries will use reasonable best efforts to maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(o)  Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(p)  Representation Date and Opinions of Counsel. On or prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, each time the Company (A) files an amendment to the Registration Statement or Prospectus (other than relating solely to the offering of securities other than the Placement ADSs), (B) files an annual report on Form 20-F under the Exchange Act; and (C) files a report on Form 6-K, including any amendment thereof, under the Exchange Act containing annual or half-year financial statements or quarterly financial information (each of the dates in (A), (B) and (C) are referred to herein as a “Representation Date”), the Company shall cause:

(i) Cooley LLP, U.S. counsel for the Company, to furnish to the Agent the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided, however, that the opinion of such counsel shall only be required (1) on or prior to the date of the first Placement Notice and (2) upon the filing of the Company’s annual report on Form 20-F under the Exchange Act for a given fiscal year, and only a negative assurance letter of such counsel shall be required for each subsequent Representation Date prior to the next filing of the Company’s annual report on Form 20-F.

(ii) Dechert (Paris) LLP, French counsel for the Company, to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided, however, that the opinion of such counsel shall only be required (1) on or prior to each Settlement Date and (2) upon the filing of the Company’s annual report on Form 20-F under the Exchange Act for a given fiscal year.

(iii) Nony, special patent counsel for the Company, to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided, however, that the opinion of such counsel shall only be required (1) on or prior to the date of the first Placement Notice and (2) upon the filing of the Company’s annual report on Form 20-F under the Exchange Act for a given fiscal year.

Notwithstanding the foregoing, the requirement to provide counsel opinions and negative assurance letters under this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Agent. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement ADSs following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinions under this Section 3(p), then before the Agent sells any Placement ADSs pursuant to Section 2(a), the Company shall cause the opinions (including the opinion pursuant to Section 3(p) if not delivered on the date of the prior Form 20-F), comfort letter, certificates and documents that would be delivered on a Representation Date to be delivered.

(q)  Representation Date and Comfort Letter. On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall cause PricewaterhouseCoopers Audit, or other independent accountants satisfactory to the Agent, to deliver to the Agent a letter, dated as of such date and addressed to the Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as the first such letter received hereunder. Notwithstanding the foregoing, the Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 20-F and of a report on Form 6-K containing half-year financial information.

(r)  Representation Date and Representation Certificate. On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate (the “Representation Certificate”), substantially in the form of Schedule 3 hereto and dated as of such date, addressed to the Agent and signed by the chief executive officer and by the chief financial officer of the Company.

(s)  Disclosure of Placement ADSs Sold. The Company shall disclose in its annual report on Form 20-F and in any of its reports on Form 6-K containing financial information for the first, second or third fiscal quarters the number of the Placement ADSs sold through the Agent under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of the Placement ADSs pursuant to this Agreement during the relevant quarter.

(t)  Continued Listing of Placement ADSs. The Company shall use its commercially reasonable efforts to maintain the listing of the Placement ADSs on the Exchange.

(u)  Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Placement ADSs.

(v)  Authorization. Upon delivery of each Placement Notice, the Company will ensure that the Chief Executive Officer of the Company is duly authorized to decide on the issue of the Underlying Shares covered by the Placement Notice in particular in accordance with the authorizations granted to it by the General Assembly of shareholders and its board of directors subject to the conditions set forth therein and that any relevant pre-emption rights will have been disapplied in relation to the issue of those Underlying Shares. Upon each Settlement Date, the Underlying Shares to be allotted on that Settlement Date will be duly authorized and validly issued by the Company.

(w)  Notice of Changes. At any time during the term of this Agreement, as supplemented from time to time, the Company shall advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to this Section 3.

(x)  Maximum Amount. The Company will not instruct the Agent to sell or otherwise attempt to sell Placement ADSs pursuant to this Agreement in excess of the Maximum Amount.

(y)  CFO Certificate. On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate, dated the date of such Representation Date and addressed to the Agent, of its chief financial officer with respect to certain financial data contained in the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.

(z)  Deposit Agreement. The Deposit Agreement shall be in full force and effect, and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares and the issuance of the Placement ADSs in accordance with the Deposit Agreement.

(aa)  Secretary’s Certificate. On or prior to the date of the first Placement Notice, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated the date it is delivered and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the by-laws (statuts) of the Company, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the sale of the Placement ADSs and the issuance of the Underlying Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

4.  Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)  Continuing Amendments; No Stop Order. If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any registration statement filed pursuant to Rule 462(b) under the Securities Act, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.

(b)  Absence of Certain Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission, the AMF or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  No Material Misstatement or Omission. The Agent shall not have advised the Company that the Registration Statement or the Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)  No Adverse Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of

Ordinary Shares upon the conversion or exercise, as applicable, of convertible bonds, free shares (actions gratuites or AGA) or warrants (including share warrants (BSA) and founders’ warrants (BSPCE)) referred to in the Registration Statement and the Prospectus), or any material change in the short-term or long-term debt of the Company, or any issuance of convertible bonds, free shares (actions gratuites or AGA), warrants (including share warrants (BSA) and founders’ warrants (BSPCE)) or other rights to purchase the share capital of the Company or any of its subsidiaries, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its subsidiaries, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Placement ADSs on the terms and in the manner contemplated in the Prospectus.

(e)  No Rating Downgrade. On or after each Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)  Compliance with Certain Obligations. The Company shall have performed each of its obligations under Section 3(p) – 3(r) and Section 3(y).

(g)  Opinion of Agent Counsel. On each Representation Date to which a waiver does not apply, there shall have been furnished to the Agent the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Agent, dated as of such Representation Date and addressed to the Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided, however, that the opinion of Latham & Watkins LLP shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date prior to the filing of the Company’s annual report on Form 20-F under the Exchange Act for a given fiscal year.

(h)  Opinion of Depositary’s Counsel. On or prior to the first Settlement Date, there shall have been furnished to the Agent the opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance reasonably satisfactory to the Agent.

(i)  Representation Certificate. On or prior to the first Placement Notice, the Agent shall have received the Representation Certificate in form and substance satisfactory to the Agent and its counsel.

(j)  No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k)  Timely Filing of Prospectus and Prospectus Supplement. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l)  Additional Documents and Certificates. The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

(m)  Approval for Listing. On the first Euronext trading day following each relevant Settlement Date, the Underlying Shares shall have been approved for listing on Euronext, subject to official notice of issuance.

(n)  Certificat du Dépositaire. On each Settlement Date, once it has received the funds corresponding to the subscription of the applicable Underlying Shares, for purposes of settlement and delivery of the Underlying Shares, the Registrar shall have issued the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increases of the Company resulting from the subscription of the Underlying Shares and the corresponding Placement ADSs and shall have sent a copy thereof to the Company and the Agent.

All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent and the Agent’s counsel. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

5.  Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430A and 430B promulgated under the Securities Act, and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Permitted Free Writing Prospectus, or any roadshow as defined in Rule 433(h) under the Securities Act (a “road show”), or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Agent is a target of or party to such investigation or proceeding); or

(iii) any failure of the Company to perform its respective obligations hereunder or under law;

and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iii) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. “Rule 430B Information,” as used herein, means information with respect to the Placement ADSs and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse the Agent on a monthly basis for all reasonable and documented legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments which are not made to the Agent within 30 days of a request for reimbursement shall bear interest at the WSJ Prime Rate (as published from time to time by the Wall Street Journal).

(b) Agent Indemnification. The Agent will indemnify and hold harmless the Company each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent for use in the Registration Statement or the Prospectus consists of the statements set forth in the thirteenth paragraph under the caption “Plan of Distribution” in the Prospectus, and will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Agent, it is advisable for the Agent to be represented by separate counsel, the Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable and documented fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Placement ADSs, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent (before deducting expenses) from the sale of the Placement ADSs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.  Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Placement ADSs to and by the Agent hereunder.

7.  Termination of this Agreement.

(a)  The Company shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Placement ADSs in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)  The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Placement ADSs in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)  Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of the issuance and sale of all of the Placement ADSs through the Agent on the terms and subject to the conditions set forth herein, except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e)  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Placement ADSs, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

8.  Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Placement ADSs which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9.  Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be delivered via overnight delivery services to (i) Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com; and (ii) the Company at 7-11 Boulevard Haussmann 75009 Paris, France, Attention: Didier Blondel, Chief Financial Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Placement ADSs from the Agent.

11.  Absence of Fiduciary Relationship. The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agent has been retained solely to act as a sales agent in connection with the sale of the Placement ADSs and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Company Representatives”), on the one hand, and the Agent on the other, has been created or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent;” (b) neither the Agent nor any of its affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Agent Representatives”) shall have any duty or obligation to the Company or any Company Representative except as set forth in this Agreement; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agent; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement Notice to be executed pursuant to this Agreement, and any other transactions contemplated by this Agreement; (e) the Company has been advised that the Agent and the Agent Representatives are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and the Agent Representatives have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Agent is acting, in respect of any Placement and the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated by this Agreement and agree that the Agent and the Agent Representatives shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.

12.  Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that the Agent is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)  As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.  Governing Law and Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. THE COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.  Submission to Jurisdiction, Etc. Each party hereby agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the U.S. federal or (ii) New York state courts sitting in the Borough of Manhattan, City of New York (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably designates and appoints CT Corporation System, with offices at 1015 15th Street N.W., Suite 1000 Washington, D.C. 20005, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent be certified or registered mail, or by personal delivery by Federal Express, to such authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement. With respect to any Related Proceeding, each of the Company and the Agent irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and, with respect to any Related Judgment, each of the Company and the Agent waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg” and any electronic signature covered by the ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.  Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

ABIVAX SA

By:	/s/ Marc de Garidel
Name: Marc de Garidel
Title: Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

Confirmed as of the date first above mentioned.

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
Name: Connor Leahey
Title: Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

No Facsimile and No Voicemail

From:	Abivax SA

To:	Piper Sandler & Co. Attention: Neil A. Riley Neil.Riley@psc.com Connor Leahey Connor.Leahey@psc.com Jay A. Hershey Jay.Hershey@psc.com

Date: Subject:	[ ● ], 20[ ● ] Equity Distribution Agreement – Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Abivax SA, a société anonyme organized under the laws of the French Republic (“Company”), and Piper Sandler & Co. (“Agent”) dated November 19, 2024 (the “Agreement”), the Company hereby requests that Agent sell up to [ ● ] American Depositary Shares (“ADSs”), each representing one of the Company’s ordinary shares, nominal value of €0.01 per share (“Ordinary Shares”), at a minimum market price of $[ ● ] per ADS, it being specified that each ADS will be sold at the same price and that the sales price per ADS will be at least equal to the U.S. dollar equivalent (based on the then-prevailing exchange rate) of the volume-weighted average price of the Company’s Ordinary Shares on Euronext over the last [ ● ] consecutive trading days preceding the pricing of the relevant sale, subject to a maximum discount of 10% as calculated by the Agent on each trading day during the applicable period set forth in the Placement Notice.

Sales should begin on the date of this Placement Notice and shall continue until [ ● ] /[all ADSs are sold].

The Company confirms that all conditions to the delivery of this Placement Notice have been satisfied as of the date hereof.

The number of Ordinary Shares underlying such ADSs (the “Underlying Shares”) issued over a 12-month rolling period represents, once issued together with all the other Ordinary Shares that have been admitted to trading on the regulated market of Euronext over the same 12-month period without a French listing prospectus, less than [20]1/[30]2% of the total number of the Company’s Ordinary Shares already admitted to trading on Euronext on the date the admission to trading of the Underlying Shares is requested.

The Maximum Amount available is: $

Issuance Amount (equal to the total Sales Price for such ADSs): $

If Placement Notice follows a reverse inquiry to the Company, identity and contact information:

Number of shares and corresponding ADSs still available for issuance under the [20]3/[30]4% French listing prospectus exemption:

Sales by the Agent are only open to investors qualifying within the category of investors to which the Underlying Shares can be issued pursuant to the applicable resolution of the Company’s general shareholders’ meeting and the investor will certify prior to delivery of the Issuance Decision contemplated by Section 2(a)(vii) of the Sales Agreement, that it belongs to such category by signing an investor letter attached hereto as Exhibit A in accordance with the Sales Agreement.

The funds corresponding to the share capital increases shall be transferred to the Company’s account(s) held at Uptevia, as transfer agent and registrar of the Company on or before the Settlement Date, details of which are provided below:

[ ● ] [details of the bank account on which the net proceeds relating to the capital increase based on the 20th Resolution shall be wired to be included]

[1]	Prior to the entry into force of the Regulation (EU) 2024/2809 of the European Parliament and of the Council of 23 October 2024 (the “Listing Act”).
[2]	After the entry into force of the Listing Act.
[3]	Prior to the entry into force of the Listing Act.
[4]	After the entry into force of the Listing Act.

EXHIBIT A to Schedule 1

FORM OF INVESTOR LETTER

ABIVAX SA

7-11 boulevard Haussmann

75009 Paris, France

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

[DATE]

RE: Abivax SA

Ladies and Gentlemen,

In connection with its proposed commitment to subscribe for ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”), of Abivax SA, a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Paris under number 799 363 718 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to $150,000,000 of Ordinary Shares in the form of ADSs reserved to specialist investors (the “Placement”), the undersigned (the “Investor”) hereby represents and warrants that, as at the date hereof and until the completion of the Placement, it belongs and will belong, or is acting on behalf of or advising an investor who belongs and will belong, to one of the following categories:

(i)

French or foreign individuals or legal entities, including companies, trusts or investment funds or other investment vehicles of any kind, investing on a regular basis, or having invested more than one million euros during the 24 months preceding the considered capital increase, (a) in the pharmaceutical sector; and/or (b) in growth stocks listed on a regulated market or a multilateral negotiation system (type Euronext Growth) considered as “micro, small and medium-sized enterprises” in the meaning of annex I to the Regulation (CE) no. 651/2014 of the European Commission of June 17, 2014; or

(ii)

one or more strategic partners of the Company, located in France or abroad, who has (have) entered into or will enter into one or more partnership agreements (development, co-development, distribution, manufacturing agreements, etc.) or commercial agreements with the Company (or a subsidiary) and/or companies they control, that control them or are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code, provided that, if the Investor is acting on behalf of investment funds or other legal entities managed or advised by it, such representation shall also apply to each such funds or legal entities and the Investor shall further ensure compliance thereof by each such funds or entities in connection with the initial distribution of the ADSs.

[Remainder of Page Intentionally Left Blank]

Sincerely yours,

On behalf of

By:
Name:
Title:

[Signature Page to Investor Letter]

SCHEDULE 2

NOTICE PARTIES

Abivax SA

Marc de Garidel

marc.de.garidel@abivax.com

Didier Blondel

didier.blondel@abivax.com

Patrick Malloy

patrick.malloy@abivax.com

Hema Keshava

hema.keshava@abivax.com

Piper Sandler & Co.

Neil A. Riley

Neil.Riley@psc.com

Connor Leahey

Connor.Leahey@psc.com

Jay A. Hershey

Jay.Hershey@psc.com

SCHEDULE 3

FORM OF REPRESENTATION CERTIFICATE

PURSUANT TO SECTION 3(r) OF THE AGREEMENT

[ ● ], 20[ ● ]

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, MN 55402

Ladies and Gentlemen:

The undersigned, the duly qualified and elected [ ● ], of Abivax SA, a société anonyme organized under the laws of the French Republic (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 3(r) of the Equity Distribution Agreement, dated November 19, 2024 (the “Equity Distribution Agreement”), between the Company and Piper Sandler & Co., that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Placement ADSs for Registration Statement, nor suspending or preventing the use of the base prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of the Company’s knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) The Placement ADSs have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Placement ADSs has been validly and sufficiently taken;

(iv) The signers of this certificate have carefully examined the Registration Statement, the base prospectus, the Prospectus and any Permitted Free Writing Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the base prospectus, the Prospectus and any Permitted Free Writing Prospectus),

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Securities Act, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Securities Act, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B) at no time during the period that begins on the earlier of the date of such base prospectus, Prospectus, or Permitted Free Writing Prospectus and the date such base prospectus, Prospectus, or Permitted Free Writing Prospectus was filed with the Commission and ends on the date of this certificate did such base prospectus, Prospectus, or Permitted Free Writing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the date of the Equity Distribution Agreement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the base prospectus, the Prospectus or any Permitted Free Writing Prospectus that has not been so filed,

(D) except as stated in the Prospectus or any Permitted Free Writing Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its share capital, and except as disclosed in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to sales of Placement ADSs pursuant to the Equity Distribution Agreement and the issuance of Ordinary Shares upon the conversion or exercise, as applicable, of convertible bonds, free shares (actions gratuites or AGA) or warrants (including share warrants (BSA) and founders’ warrants (BSPCE)) referred to in the Registration Statement and the Prospectus), or any material change in the short term or long term debt, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, and

(E) except as stated in the base prospectus, the Prospectus, and any Permitted Free Writing Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

ABIVAX SA

By:

Name:

Title:

[Signature Page to Representation Certificate]

SCHEDULE 4

ISSUANCE DECISION

[***]

SCHEDULE 5

Confirmatory email to be received by the Agent from each prospective investor before the Agent Notification

To: [ ● ]

In connection with our proposed commitment to subscribe for ordinary shares, nominal value €0.01 per share, of Abivax SA, a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Paris under number 799 363 718 (the “Company”), to be delivered in the form of American Depositary Shares (the “ADSs”), in the context of an issuance by the Company without preferential subscription rights of up to $150,000,000 of Ordinary Shares in the form of ADSs, we acknowledge that the contemplated offering is reserved to the following categories of investors:

(i)

French or foreign individuals or legal entities, including companies, trusts or investment funds or other investment vehicles of any kind, investing on a regular basis, or having invested more than one million euros during the 24 months preceding the considered capital increase, (a) in the pharmaceutical sector; and/or (b) in growth stocks listed on a regulated market or a multilateral negotiation system (type Euronext Growth) considered as “micro, small and medium-sized enterprises” in the meaning of annex I to the Regulation (CE) no. 651/2014 of the European Commission of June 17, 2014; or

(ii)

one or more strategic partners of the Company, located in France or abroad, who has (have) entered into or will enter into one or more partnership agreements (development, co-development, distribution, manufacturing agreements, etc.) or commercial agreements with the Company (or a subsidiary) and/or companies they control, that control them or are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code.

We hereby represent and warrant belonging to one of the above-mentioned categories and to execute and send to Piper Sandler & Co. an investor letter no later than [ ● ] by which we will formally represent and warrant belonging to one of these categories.